Exhibit 99.1

At the Company
For Media:	For Investors:
Kim Hillyer	Tim Nowell
Manager, Communications	Director, Investor Relations
(402) 827-8654	(402) 597-8440
kim.hillyer@tdameritrade.com	timothy.nowell@tdameritrade.com
TD AMERITRADE UP 31 PERCENT
Traction Continues in Asset Gathering
Increases 2008 Guidance
OMAHA, Neb., July 17, 2008 – TD AMERITRADE Holding Corporation (NASDAQ: AMTD) has today released the financial results for its fiscal third quarter, which ended June 30, 2008. The Company continues to deliver strong earnings growth, despite prolonged challenges in the nation’s economy and the financial services industry, wrapping up the quarter with earnings per diluted share of $0.34, up 31 percent over the same period a year ago and resulting in the second best quarter in TD AMERITRADE’s 33-year history.
The Company measures growth in the following ways:
Growth Indicators (year-over-year comparisons): (1)
•	Record fee-based balances of approximately $78 billion, an increase of 54 percent

•	Record spread-based asset balances of approximately $31 billion, an increase of two percent

•	Average client trades per day of approximately 298,000, an increase of 22 percent

•	Net new assets of approximately $4 billion, an increase of 122 percent, and $20 billion fiscal year-to-date
“We are proud to end yet another quarter with strong financial results, despite the challenging economic environment,” said Joe Moglia, chief executive officer. “Our asset gathering strategy continues to generate traction. And, our growing platform of easy-to-use investment tools and client education has helped our investors better prepare for and manage cyclical markets.”
Financial Indicators:(1)
•	Net revenues of $624 million, 59 percent of which were asset-based

•	Pre-tax income of $328 million, or 53 percent of net revenues

•	Net income of $204 million, or $0.34 per diluted share

•	EBITDA of $370 million, or 59 percent(2)

•	Annualized return on average stockholders’ equity of 31 percent for the quarter

•	Record client assets of approximately $309 billion, including $49 billion in client cash and money market funds

“Based on the strength of our financial performance, we believe that 2008 earnings per share can exceed 2007 by more than 25 percent,” said Bill Gerber, chief financial officer. “Additionally, our conservative balance sheet and strong cash position continues to allow us to pursue strategic opportunities.”
Guidance Updated
The Company is increasing its 2008 Outlook to a midpoint of $1.34 earnings per share from a previous midpoint of $1.32. More information is available via the Company’s Outlook Statement, which is posted on www.amtd.com.
Company Hosts Conference Call
TD AMERITRADE will host its June Quarter conference call this morning, July 17, 2008, at 7:30 a.m. CT. Participants may listen to the call by dialing 877-397-0284. The Company will Webcast the call at www.amtd.com, and a replay of the call will be available by dialing 888-203-1112 and the passcode, 9635240. A podcast and an archived version of the presentation, including the materials discussed, will also be available following the call at www.amtd.com.
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(3) provides a dynamic balance of investment products and services that make it the investment firm of choice for millions of retail investor and independent registered investment advisor (RIA) clients. Listed by Forbes as one of America’s best big companies, the Company offers a full spectrum of investment services, including a leading active trader program, intuitive long-term investment solutions and a national branch system, as well as relationships with one of the largest independent RIA networks.(4) The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, and future operations are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 26, 2007 and the latest Quarterly Report on Form 10-Q, filed with the SEC thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1)	Results include assets acquired through the Company’s purchase of a portion of Fiserv, Inc.’s investment support services business on Feb. 4, 2008, which added approximately $25 billion in total client assets, $1.2 billion of which were spread-based assets and $17.2 billion of which were fee-based investment balances. Spread-based asset balances include client margin balances, segregated cash, the TD Bank USA, N.A. Money Market Deposit Account (FDIC-Insured) balances, deposits paid on securities borrowing and other cash and interest earning investment balances. Fee-based assets include money market funds, mutual funds, Amerivest and AdvisorDirect. Net new assets consists of total client asset inflows, less total client asset outflows. Client asset inflows include interest and dividend payments and exclude changes in client assets due to market fluctuations. Net new assets are measured based on the market value of the assets as of the date of the inflows and outflows.

(2)	See attached reconciliation of non-GAAP financial measures.

(3)	TD AMERITRADE, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org), receives clearing and custodial services from TD AMERITRADE Clearing, Inc., member FINRA/SIPC. TD Bank USA, N.A. and TD AMERITRADE are affiliated through their parent companies. Amerivest is an investment advisory service of Amerivest Investment Management, LLC, an SEC registered investment advisor. TD AMERITRADE, Inc., TD AMERITRADE Clearing, Inc. and Amerivest Investment Management, LLC are subsidiaries of TD AMERITRADE Holding Corporation. AdvisorDirect connects a prospective client with an independent financial advisor.

(4)	More info on the Forbes award is available at www.forbes.com/platinum.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2008	Mar. 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$248,861	$244,887	$199,097	$754,017	$587,983

Asset-based revenues:
Interest revenue	174,940	210,833	259,254	635,983	752,886
Brokerage interest expense	(43,008)	(72,956)	(120,352)	(217,084)	(338,358)

Net interest revenue	131,932	137,877	138,902	418,899	414,528

Money market deposit account fees	155,708	156,085	134,646	467,634	399,701
Investment product fees	77,552	77,685	60,650	223,242	169,803

Total asset-based revenues	365,192	371,647	334,198	1,109,775	984,032

Other revenues	9,551	6,353	8,512	24,315	29,730

Net revenues	623,604	622,887	541,807	1,888,107	1,601,745

Expenses:
Employee compensation and benefits	129,039	132,113	114,681	367,167	321,426
Fair value adjustments of compensation-related derivative instruments	—	—	(1,274)	764	(1,752)
Clearing and execution costs	11,110	9,372	23,620	32,548	66,515
Communications	17,898	17,429	17,738	52,851	64,493
Occupancy and equipment costs	24,030	25,220	22,247	74,257	64,620
Depreciation and amortization	9,841	8,887	6,068	26,423	19,231
Amortization of acquired intangible assets	15,337	14,749	13,574	43,809	40,844
Professional services	28,964	28,580	17,247	76,826	63,981
Interest on borrowings	16,344	20,604	29,627	62,674	90,777
Other	6,421	18,669	10,717	37,460	38,588
Advertising	36,724	47,310	33,031	129,490	115,107

Total expenses	295,708	322,933	287,276	904,269	883,830

Income before other income and income taxes	327,896	299,954	254,531	983,838	717,915

Other income:
Gain on sale of investments	284	—	—	928	5,716

Pre-tax income	328,180	299,954	254,531	984,766	723,631

Provision for income taxes	123,818	113,238	95,833	352,848	278,162

Net income	$204,362	$186,716	$158,698	$631,918	$445,469

Earnings per share — basic	$0.34	$0.31	$0.27	$1.06	$0.74
Earnings per share — diluted	$0.34	$0.31	$0.26	$1.05	$0.73

Weighted average shares outstanding — basic	592,948	594,339	596,575	594,071	599,506
Weighted average shares outstanding — diluted	602,336	603,470	606,131	603,402	609,264

Note:	Certain revenue reclassifications have been made to prior periods to conform to the current presentation.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 30, 2008	Sept. 30, 2007
Assets:
Cash and cash equivalents	$1,928,757	$413,787
Short-term investments	—	76,800
Segregated cash and investments	25,002	—
Broker/dealer receivables	5,693,966	6,749,588
Client receivables	8,644,374	7,727,969
Goodwill and intangible assets	2,973,147	2,771,297
Other	428,701	352,886

Total assets	$19,693,947	$18,092,327

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$8,881,270	$8,386,988
Client payables	6,026,594	5,313,576
Long-term debt	1,453,375	1,478,375
Other	582,966	758,467

Total liabilities	16,944,205	15,937,406

Stockholders’ equity	2,749,742	2,154,921

Total liabilities and stockholders’ equity	$19,693,947	$18,092,327

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended			Nine Months Ended
	June 30, 2008	Mar. 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Trading Activity Metrics:
Total trades (in millions)	19.0	19.0	15.4	58.4	45.7
Average commissions and transaction fees per trade	$13.07	$12.86	$12.91	$12.92	$12.85
Average client trades per day	297,588	312,234	244,823	310,432	245,259
Average client trades per account (annualized)	11.0	11.9	9.7	11.8	9.7
Activity rate	4.4%	4.7%	3.9%	4.7%	3.9%
Trading days	64.0	61.0	63.0	188.0	186.5

Net Interest Margin:
Average interest-earning assets (in billions)	$15.8	$15.7	$15.4	$15.7	$14.5
Average money market deposit account balances (in billions)	15.6	15.5	15.3	15.5	14.8

Average spread-based balance (in billions)	$31.4	$31.2	$30.7	$31.2	$29.3

Net interest revenue (in millions)	$131.9	$137.9	$138.9	$418.9	$414.5
Money market deposit account fee revenue (in millions)	155.7	156.1	134.6	467.6	399.7

Spread-based revenue (in millions)	$287.6	$294.0	$273.5	$886.5	$814.2

Net interest margin (NIM)	3.62%	3.73%	3.53%	3.74%	3.65%

Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$0.0	$0.0	$0.7	$0.0	$0.7
Average annualized yield	2.03%	3.73%	5.08%	3.23%	5.15%

Interest revenue (in millions)	$0.0	$0.2	$8.8	$0.2	$26.9

Client margin balances:
Average balance (in billions)	$8.2	$8.1	$7.4	$8.3	$7.4
Average annualized yield	5.66%	6.61%	8.04%	6.58%	8.06%

Interest revenue (in millions)	$117.3	$135.8	$151.2	$415.2	$454.6

Securities borrowing:
Average balance (in billions)	$5.9	$6.2	$6.8	$6.2	$5.9
Average annualized yield	3.08%	3.85%	5.39%	3.95%	5.59%

Interest revenue (in millions)	$46.1	$59.9	$92.7	$186.8	$251.9

Other cash and interest earning investments:
Average balance (in billions)	$1.7	$1.4	$0.5	$1.2	$0.5
Average annualized yield	2.25%	3.07%	4.91%	2.94%	5.05%

Interest revenue — net (in millions)	$9.4	$10.4	$6.2	$26.7	$18.3

Client credit balances:
Average balance (in billions)	$4.7	$4.4	$3.5	$4.2	$3.4
Average annualized cost	0.40%	0.68%	1.52%	0.68%	1.53%

Interest expense (in millions)	$(4.8)	$(7.5)	$(13.5)	$(21.9)	$(40.1)

Securities lending:
Average balance (in billions)	$8.6	$9.1	$9.2	$9.1	$8.3
Average annualized cost	1.65%	2.66%	4.60%	2.71%	4.71%

Interest expense (in millions)	$(36.1)	$(60.9)	$(106.5)	$(188.1)	$(297.1)

Net interest revenue — total (in millions)	$131.9	$137.9	$138.9	$418.9	$414.5

Other Asset-Based Revenue Metrics:
Money market deposit account fees:
Average balance (in billions)	$15.6	$15.5	$15.3	$15.5	$14.8
Average annualized yield	3.94%	3.98%	3.49%	3.97%	3.55%
Money market deposit account fee revenue (in millions)	$155.7	$156.1	$134.6	$467.6	$399.7

Fee-based investment balances:
Average balance (in billions)	$78.3	$70.8	$51.0	$69.2	$48.0
Average annualized yield	0.39%	0.43%	0.47%	0.42%	0.47%
Investment product fee revenue (in millions)	$77.6	$77.7	$60.7	$223.2	$169.8

Client Account and Client Asset Metrics:
Total accounts (beginning of period)	6,731,000	6,475,000	6,230,000	6,380,000	6,191,000
New accounts opened	148,000	214,000	152,000	511,000	427,000
Accounts purchased	—	102,000	—	102,000	—
Accounts closed	(69,000)	(60,000)	(61,000)	(183,000)	(297,000)

Total accounts (end of period)	6,810,000	6,731,000	6,321,000	6,810,000	6,321,000

Percentage increase (decrease) during period	1%	4%	1%	7%	2%

Funded accounts (beginning of period)	4,814,000	4,643,000	4,459,000	4,597,000	4,363,000
Funded accounts (end of period)	4,868,000	4,814,000	4,585,000	4,868,000	4,585,000
Percentage increase (decrease) during period	1%	4%	3%	6%	5%

Client assets (beginning of period, in billions)	$306.1	$300.4	$282.2	$302.7	$261.7
Client assets (end of period, in billions)	$309.2	$306.1	$297.2	$309.2	$297.2
Percentage increase (decrease) during period	1%	2%	5%	2%	14%

Net new assets (in billions)	$4.0	$6.9	$1.8	$20.0	$9.6

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended						Nine Months Ended
	June 30, 2008		Mar. 31, 2008		June 30, 2007		June 30, 2008		June 30, 2007
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
EBITDA (1)
EBITDA	$369,702	59.3%	$344,194	55.3%	$303,800	56.1%	$1,117,672	59.2%	$874,483	54.6%
Less:
Depreciation and amortization	(9,841)	(1.6%)	(8,887)	(1.4%)	(6,068)	(1.1%)	(26,423)	(1.4%)	(19,231)	(1.2%)
Amortization of acquired intangible assets	(15,337)	(2.5%)	(14,749)	(2.4%)	(13,574)	(2.5%)	(43,809)	(2.3%)	(40,844)	(2.5%)
Interest on borrowings	(16,344)	(2.6%)	(20,604)	(3.3%)	(29,627)	(5.5%)	(62,674)	(3.3%)	(90,777)	(5.7%)

Pre-tax income	$328,180	52.6%	$299,954	48.2%	$254,531	47.0%	$984,766	52.2%	$723,631	45.2%

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for our senior credit facilities. The consolidated leverage ratio determines the interest rate margin charged on the senior credit facilities. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.